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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2003 (December 30, 2002)

Hoover's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26097	74-2559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Airport Blvd., Austin, Texas		78752
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (512) 374-4500
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On January 2, 2003 Hoover's issued a press release announcing that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the proposed merger (the "Merger") of a wholly-owned subsidiary of The Dun & Bradstreet Corporation with and into Hoover's. A copy of this press release is attached as an exhibit to this report.

        On December 30, 2002, Marathon Partners, L.P. ("Marathon") filed a complaint against Hoover's, Inc. ("Hoover's") and each member of Hoover's board of directors in the United States District Court for the Western District of Texas (Austin Division). Marathon represents that it owns approximately 8.8% of Hoover's outstanding stock. The complaint contained the following causes of action: (1) a statutory claim under Delaware and Texas law for Hoover's allegedly improper refusal to allow Marathon to inspect its corporate books and records, (2) a breach of contract claim under Hoover's bylaws for Hoover's alleged failure to provide all relevant and material information to its stockholders with respect to the special meeting of its stockholders related to approval of the Merger, (3) a claim of common law fraud based upon alleged misrepresentations and/or omissions of materials facts to Marathon, (4) a claim of negligent and grossly negligent misrepresentation based upon alleged misrepresentations and/or omissions of material facts to Marathon and (5) a claim of a breach of fiduciary duties allegedly owed to Marathon by the members of Hoover's board of directors.

        The complaint alleges, among other matters, the following factual allegations to underlie the causes of action: (1) that the press release and proxy materials (the "Proxy Materials") filed by Hoover's with the Securities and Exchange Commission regarding the Merger do not disclose certain allegedly relevant information, (2) that the Proxy Materials do not disclose that Hoover's allegedly represented to Marathon that it would consider Marathon's proposal for a share repurchase program by Hoover's, (3) that the Proxy Materials do not disclose the alleged values of Hoover's net operating loss carryforward and ownership interests in private companies, (4) that the fairness opinion of SG Cowen ("SG Cowen") Securities Corporation delivered to Hoover's board of directors in conjunction with their approval of the Merger is allegedly based on incorrect assumptions and projections and (5) that the Proxy Materials allegedly do not disclose SG Cowen's basis for ascribing little value to the more aggressive projections of Hoover's management.

        Marathon seeks as relief actual damages alleged to exceed $75,000, exemplary damages and an injunction to postpone the special meeting of stockholders related to approval of the Merger.

        The complaint is filed as an exhibit to this report. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

        Hoover's believes that the lawsuit is without merit and intends to defend against it vigorously.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

  99.1
  Press release dated January 2, 2003.

  99.2
  Complaint filed in the United States District Court for the Western District of Texas (Austin Division) on December 30, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2003	HOOVER'S, INC.
/s/ JEFFREY R. TARR Jeffrey R. Tarr Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description of Document
99.1	Press release dated January 2, 2003.
99.2	Complaint filed in the United States District Court for the Western District of Texas (Austin Division) on December 30, 2002.

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SIGNATURES
INDEX TO EXHIBITS